COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

This COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this “Agreement”) dated as of December 30, 2005 is entered into among THE BANK OF NEW YORK, a company organized under the laws of the State of New York, as collateral agent (“Collateral Agent”) and (i) the undersigned holders from time to time of the 2003 Senior Notes (as defined below) (each, together with its successors and assigns, a “2003 Holder” and collectively the “2003 Holders”) and (ii) the undersigned holders from time to time of the 2005 Senior Notes (as defined below) (each, together with its successors and assigns, a “2005 Holder,” collectively the “2005 Holders” and, together with the 2003 Holders, each a “Holder,” and collectively, the “Holders”), and, for purposes of Section 4.03 hereof only, InSite Vision Incorporated, a Delaware corporation (the “Company”).

R E C I T A L S

A. The Company has issued to each 2003 Holder a promissory note, the form of which is attached hereto as Exhibit B (each such note, as amended, restated, supplemented or modified from time to time, a “2003 Senior Note” and collectively, the “2003 Senior Notes”) and has issued to each 2005 Holder a promissory note due June 30, 2006, as such date may be extended at the Company’s election in accordance with the terms of such promissory note, the form of which attached hereto as Exhibit C (each such note, as amended, restated, supplemented or modified from time to time, the form of which a “2005 Senior Note,” collectively, the “2005 Senior Notes” and, collectively with the 2003 Senior Notes, the “Senior Notes”).

B. The Company and the Collateral Agent, in its capacity as collateral agent and representative for the 2003 Holders and in its capacity as collateral agent and representative for the 2005 Holders, have entered into that certain Amended and Restated Security Agreement dated as of December 30, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) pursuant to which the Company has secured the obligations of the Company to the Holders under the Senior Notes (the “Obligations”).

C. The Security Agreement, among other things, grants to the Collateral Agent, on behalf of the Holders, security interests in, and liens on, certain property of the Company and proceeds thereof as set forth in such agreement and may in the future grant to the Collateral Agent security interests in, and/or liens on, additional property of the Company (hereinafter all of such collateral shall be referred to collectively as the “Collateral”).

D. The Collateral Agent and the Holders wish to enter into this Agreement to, among other things, set forth their understandings and agreements regarding the Holders’ and the Collateral Agent’s respective rights, obligations and priorities with respect to the Collateral and all proceeds thereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and the mutual covenants and promises set forth herein, each of the parties to this Agreement agrees as follows:

SECTION I. DEFINITIONS; INTERPRETATION.

1.01 Definitions. Unless otherwise indicated in this Agreement each term set forth in Exhibit A when used in this Agreement shall have the respective meaning given to that term in Exhibit A. Initially capitalized terms used in this Agreement without definition are defined in the Security Agreement or the Senior Notes unless the context requires otherwise.

1.02 Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof or thereof.

1.03 Plural Terms. All terms defined in this Agreement in the singular form shall have comparable meanings when used in the plural form and vice versa.

1.04 Time. All references in this Agreement to a time of day mean New York time, unless otherwise indicated.

1.05 Construction. This Agreement is the result of negotiations among, and has been reviewed by the Holders, the Collateral Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto and no ambiguity shall be construed in favor of or against any Holder or the Collateral Agent.

1.06 Conflicts. In the event of a conflict between the terms of this Agreement and the terms of the Security Agreement or any of the Senior Notes with respect to the matters related to the Collateral contained herein, as among the Collateral Agent and the Holders the terms of this Agreement shall control.

1.07 Other Interpretive Provisions. References in this Agreement to “Recitals,” “Sections,” “Exhibits” and “Schedules” are to recitals, sections, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement shall (a) include all exhibits, schedules and other attachments thereto, (b) include all documents, instruments or agreements issued or executed in replacement thereof, and (c) mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include” and “including” and words of similar import when used in this Agreement shall not be construed to be limiting or exclusive.

SECTION II. COLLATERAL AND REMEDIES.

2.01 Priority of Liens. The Collateral Agent, the 2003 Holders and the 2005 Holders hereby agree that the security interests and liens granted to the Collateral Agent under the Security Agreement shall be treated, as among the 2003 Holders and the 2005 Holders, as having equal priority and shall, except to the extent otherwise provided in Section 3.02, at all times be shared by the 2003 Holders and the 2005 Holders as provided herein regardless of any claim or defense (including any claims under the fraudulent transfer, preference or similar avoidance provisions of applicable bankruptcy, insolvency or other applicable Governmental Rules affecting the rights of creditors generally) to which the Collateral Agent or any Holder may be entitled or subject, and notwithstanding the relative timing of the filing of any financing statements by any party hereto with respect to the Collateral.

2.02 Custody of Collateral. From and after the occurrence and during the continuance of an Event of Default, if any Holder acquires custody, control or possession of any Collateral other than any proceeds thereof distributed to such Holder pursuant to the terms of the Security Agreement or this Agreement, then such Holder shall promptly cause such Collateral to be delivered to, or put in the custody, possession or control of, the Collateral Agent for disposition or distribution in accordance with the provisions of this Agreement. From and after the occurrence and during the continuance of an Event of Default and until such time as the provisions of the immediately preceding sentence have been complied with, such Holder shall be deemed to hold such Collateral in trust for the parties entitled thereto under this Agreement.

2.03 Additional Collateral or Guaranties. None of the Holders shall accept a security interest in, or a Lien on, any collateral for the Obligations other than such Holder’s beneficial interest in the security interest in, and Lien on, the Collateral granted to the Collateral Agent under the Security Agreement; provided, however, that nothing contained in the foregoing shall be construed as prohibiting the opening and maintenance of deposit accounts for the account of the Company or its subsidiaries in the ordinary course of business. No Holder shall accept any guaranty of its Obligations from any Person unless such Person has previously or simultaneously guaranteed the Obligations held by each of the other Holders.

2.04 Enforcement of Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall, subject to the other provisions of this Agreement, take such action with respect to such Event of Default as shall be reasonably directed by the Required Holders (a “Direction Notice”); provided, however, that, in the absence of a Direction Notice, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Holders (other than the exercise of foreclosure remedies). Upon receipt by the Collateral Agent of a Direction Notice, the Collateral Agent shall seek to enforce the Security Agreement and to realize upon the Collateral in accordance with such Direction Notice; provided, however, that the Collateral Agent shall not be obligated to follow any Direction Notice if the Collateral Agent reasonably determines that such Direction Notice is in conflict with any provisions of any applicable Governmental Rule, this Agreement or the Security Agreement, or would in its reasonable determination otherwise subject it to liability and the Collateral Agent shall not, under any circumstances, be liable to any Holder, the Company or any other Person for following a Direction Notice.

2.05 Remedies of the Holders. Unless otherwise consented to in writing by the Required Holders, no Holder, individually or together with any other Holder, shall have the right to, nor shall it, exercise or enforce any of the rights, powers or remedies which the Collateral Agent is authorized to exercise or enforce under this Agreement or the Security Agreement.

2.06 Holder Information. If the Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to any or all of the Collateral or to enforce any provisions of the Security Agreement or takes any other action pursuant to this Agreement or any provision of the Security Agreement or requests directions from the Holders as provided herein, upon the request of the Collateral Agent, each of the Holders (or any agent of or representative for such Holder) shall promptly deliver a written notice to the Collateral Agent and each of the other Holders setting forth (a) the aggregate amount of principal, interest, fees, and other Obligations owing to such Holder under the applicable Senior Notes as of the date specified by the Collateral Agent in such request and (b) such other information as the Collateral Agent may reasonably request.

SECTION III. DISTRIBUTION OF PROCEEDS.

3.01 Other Collateral Proceeds Account.

(a) The Collateral Agent shall establish a collateral proceeds account subject to the Lien created by the Security Agreement in the name of the Collateral Agent into which the Proceeds (as defined below) shall be deposited and from which only the Collateral Agent may effect withdrawals (the “Other Collateral Proceeds Account”). Such amounts shall be held by the Collateral Agent in the Other Collateral Proceeds Account and shall be distributed from time to time by the Collateral Agent in accordance with Section 3.02.

(b) Following the occurrence and during the continuance of an Event of Default, the following proceeds, payments and amounts (collectively, the “Proceeds”) shall be deposited and held by the Collateral Agent in the Other Collateral Proceeds Account and shall be distributed from time to time by the Collateral Agent to the Holders in accordance with Section 3.02:

(i) any proceeds of any collection, recovery, receipt, appropriation, realization or sale of any or all of the Collateral through the enforcement of the Security Agreement received by the Collateral Agent or any Holder (the “Other Collateral Proceeds”); and

(ii) any amounts held in the Other Collateral Proceeds Account at the time an Event of Default occurs.

Each Holder agrees to deliver any Proceeds to the Collateral Agent within three (3) Business Days after receipt of such Proceeds, or if later (in the case of clause (ii)), within three (3) Business Days of being advised of the occurrence of an Event of Default. Until such time as the provisions of the immediately preceding sentence have been complied with, such Holder shall be deemed to hold such Proceeds in trust for the parties entitled thereto under this Agreement.

3.02 Distribution of Proceeds. The Collateral Agent shall immediately and from time-to-time distribute the Proceeds which are held in the Other Collateral Proceeds Account in accordance with Section 10(c) of the Security Agreement, it being understood, however, that the Collateral Agent may deduct from any distribution the amount of all Collateral Agent’s fees and expenses that have not been paid by the Company or the Holders pursuant to Section 4.03 or otherwise. The Collateral Agent shall make such distributions as promptly as reasonably practicable after the deposit of any Proceeds into the Other Collateral Proceeds Account.

3.03 Distributions Recovered. Notwithstanding anything to the contrary contained in this Agreement, in each case in which any proceeds (or the value thereof) or payments are recovered as a preferential or otherwise voidable payment (whether by a trustee in bankruptcy or otherwise) from the party which distributed those proceeds to another party or parties under this Agreement (the “Distributor”), each party to whom any of those proceeds were ultimately distributed (a “Distributee”) shall, upon the Distributor’s notice of the recovery to the Distributee, return to the Distributor an amount equal to the Distributee’s ratable share of the amount recovered, together with a ratable share of interest thereon to the extent the Distributor is required to pay interest thereon computed on the amount to be returned from the date of the recovery. For purposes of this Agreement, “proceeds” means any payment (whether made voluntarily or involuntary) from any source, including any offset of any deposit or other indebtedness, any security (including any guaranty or any collateral) or otherwise.

SECTION IV. THE COLLATERAL AGENT AND RELATIONS AMONG SECURED CREDITORS.

4.01 Appointment, Powers and Immunities. Each Holder has appointed and authorized the Collateral Agent to act as its agent hereunder and under the Security Agreement with such powers as are expressly delegated to the Collateral Agent by the terms of the Security Agreement and this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in the Security Agreement or this Agreement. The Collateral Agent shall not have any fiduciary relationship with the Holders or any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Security Agreement or otherwise exists against Collateral Agent. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall not be required to take any action which is contrary to this Agreement, the Security Agreement or any applicable Governmental Rule. The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible to the Holders or any Holder for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

4.02 Reliance by the Collateral Agent.

The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or the Security Agreement as it deems appropriate or it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected by the Holders in acting, or in refraining from acting, hereunder or under the Security Agreement in accordance with instructions (or pending receipt of instructions) of the Required Holders, or any other instructing group of holders specified hereunder or under the Security Agreement or the Senior Notes, and such instructions of the Required Holders and any action taken or failure to act pursuant thereto shall be binding on all of the Holders and all future holders of the Senior Notes.

4.03 Collateral Agent Fees; Expenses.

(a) The Company, by its execution of the signature page of this Agreement, hereby agrees to pay to the Collateral Agent, for its own account, a collateral agent fee in the amount and on the dates of payment set forth in the Collateral Agent Fee Letter (the “Collateral Agency Fee”). In addition, the Company hereby agrees to pay promptly on demand all costs and expenses required to be paid by the Company pursuant to the Collateral Agent Fee Letter. If any amounts required to be paid by the Company under this Agreement, the Security Agreement or the Senior Notes remain unpaid after such amounts are due, the Company shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate in accordance with the default interest rate provided therein. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

(b) The Collateral Agent shall not be obliged to expend its own funds in performing its obligations under this Agreement or the Security Agreement.

4.04 Resignation or Removal of the Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent in this Section 4.04, the Collateral Agent may resign as collateral agent by delivering not less than thirty (30) days prior written notice to the Holders and the Collateral Agent may be removed at any time with or without cause by the Required Holders. Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been appointed by the Required Holders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent’s giving of notice of resignation or the Required Holders’ removal of the retiring Collateral Agent, then the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Holders shall assume and perform all of the duties of the Collateral Agent under the Security Agreement until such time, if any, as the Required Holders appoint a successor agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Section 4 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

4.05 Appointment of Co-Collateral Agent. The Collateral Agent may and, upon the request of the Required Holders, shall by an instrument in writing delivered to the Company and Purchasers, appoint a bank or trust company or an individual to act as separate Collateral Agent or co-Collateral Agent in a jurisdiction where the Collateral Agent is disqualified from acting or for any other purpose deemed by the Collateral Agent or the Required Holders to be advantageous to their respective interests, such separate Collateral Agent or co-Collateral Agent to exercise only such rights and to have only such duties as shall be specified in the instrument of appointment. The Company will pay the reasonable compensation and expenses of any such separate Collateral Agent or co-Collateral Agent and, if requested by the Collateral Agent, such separate Collateral Agent or co-Collateral Agent or the Required Holders, the Company will enter into an amendment to this Agreement, satisfactory in substance and form to the Collateral Agent, the Required Holders, such separate Collateral Agent or co-Collateral Agent and the Company, confirming the rights and duties of such separate Collateral Agent or co-Collateral Agent.

4.06 Authorization; Liability of Collateral Agent and Reliance.

(a) Each Holder hereby authorizes the Collateral Agent to (i) execute, deliver and perform the Security Agreement to which the Collateral Agent is or is intended to be a party, (ii) subject to the other terms and provisions hereof, exercise and enforce any or all rights, powers and remedies provided to the Collateral Agent by the Security Agreement, this Agreement, any applicable Governmental Rule or any other document, instrument or agreement, whether before or after the occurrence of an Event of Default, and (iii) subject to the other terms and provisions hereof, take any other action under the Security Agreement which it shall deem advisable in the best interests of the Holders. Each Holder shall be bound by all of the agreements of the Collateral Agent contained in this Agreement and the Security Agreement and by all other actions taken by the Collateral Agent pursuant to this Agreement and the Security Agreement.

(b) Collateral Agent shall not (i) be liable for any action taken or omitted to be taken by it under or in connection with the Security Agreement or the transactions contemplated hereby, except to the extent that any of the damages or losses resulting from the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have directly and primarily resulted from its or such person’s own gross negligence or willful misconduct in connection with its duties expressly set forth herein, (ii) be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, other than an error resulting from its own gross negligence or willful misconduct, the sole recourse of any Holder to whom payment was due but not made shall be to recover from other Holders any payment in excess of the amount to which they are determined to be entitled (and such other Holders hereby agree to return to such Holder any such erroneous payments received by them) , or (iii) be responsible in any manner to any Holder or its transferees for any recital, statement, representation or warranty made by the Company or any officer thereof, contained herein, in the Senior Notes or in the Security Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, the Security Agreement or the Senior Notes, or the validity, effectiveness, genuineness, enforceability or sufficiency of the Security Agreement or the Senior Notes (including the attachment or perfection of liens by reason of the Security Agreement or otherwise), or for any failure of the Company or any other party to any Senior Note to perform its obligations hereunder or thereunder. In no event shall the Collateral Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages. The Collateral Agent shall be under no obligation to any Holder or transferee to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Security Agreement or the Senior Notes or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Company or any Affiliate thereof. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless it has received notice from a Holder or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default.”

(c) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by such Person in its sole discretion. The Collateral Agent shall have no obligation to take any action if it believes, in good faith, that such action is deemed to be illegal or exposes the Collateral Agent to any liability for which the Collateral Agent has not received satisfactory indemnification.

4.07 Free Exercise of Rights. Except as specifically provided herein and in the Security Agreement, (a) each Holder may exercise its rights and remedies under this Agreement, the Security Agreement, its Senior Note(s) and all related documents, instruments and agreements for its sole benefit and (b) no Holder shall have any obligation or duty to exercise any such rights or duties for the benefit of any other Holder.

4.08 Indemnification by the Holders With Respect to Section 2.05. Without limiting the obligations of the Company hereunder, each Holder hereby agrees to indemnify each other Holder (any such Holder, a “Harmed Holder”) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Harmed Holder in any way relating to or arising out of an action that would cause a breach by such Holder of Section 2.05 of this Agreement. The provisions of this Section 4.08 shall survive the payment in full of all the Obligations and the termination of this Agreement, the Security Agreement and the Senior Notes, and shall continue to apply to any Holder which ceases to be a Holder hereunder.

4.09 Indemnification of Collateral Agent by the Holders. Each Holder hereby agrees to indemnify the Collateral Agent in its capacity as such (in each case to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective percentage that the principal amount of its Senior Note or Senior Notes bear to the principal of all outstanding Senior Notes in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Senior Notes shall have been paid in full, ratably in accordance with such percentages immediately prior to such date) from and against any and all liabilities, obligations, losses, damages, penalties, actions judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Senior Notes) be imposed on, incurred by or asserted against Collateral Agent in any way relating to or arising out of, this Agreement, the Security Agreement or the Senior Notes or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Collateral Agent under or in connection with any of the foregoing (including any indemnities, expenses or other amounts paid or payable by the Collateral Agent pursuant to indemnification or reimbursement provisions contained in the Security Agreement); provided that no Holder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Collateral Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Senior Notes and all other amounts payable under the Security Agreement and the Senior Notes.

SECTION V. MISCELLANEOUS.

5.01 Third Party Beneficiaries. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person (including the Company and its Subsidiaries), other than the Holders and the Collateral Agent, their permitted successors and assigns hereunder any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

5.02 Notices. All notices and other communications provided for herein, (including any modifications of, or waivers or consents under this Agreement) shall be sent in accordance with Section 13 of the Security Agreement or if to the Collateral Agent, to the address provided below, or to such other address specified in writing by the Collateral Agent and provided to the Company and Holders:

THE BANK OF NEW YORK
600 E. Las Colinas Blvd. Ste. #1300
Irving, Texas 75039
Attention: Stephen Jerard
Telecopy: (972) 401-8557
Telephone: (972) 401-8600

5.03 Amendments; Waivers. Any term, covenant, agreement or condition of this Agreement or the Security Agreement may be amended or waived if such amendment or waiver is in writing and is signed by Required Holders; provided, however that:

(a) Any amendment or waiver which affects the rights, duties, exculpations or indemnities of, or to, the Collateral Agent must be in writing and be signed also by the Collateral Agent;

(b) Any amendment or waiver which waives or amends this Section 5.03 must be in writing and signed by all Holders;

(c) Any amendment to (i) the Security Agreement, or (ii) to Section 4.03 or Section 5.03 of this Agreement which with respect to this subpart (ii) by its terms increases the obligations of the Company hereunder, must be in writing and acknowledged and agreed to by the Company; and

(d)  Any amendment which affects the holders of the 2003 Senior Notes or the 2005 Senior Notes in a manner that is different from the holders of the 2005 Senior Notes or the holders of the 2003 Senior Notes, respectively, must be in writing and signed by the holders of greater than 50% in principal amount, at the time outstanding, of the 2003 Senior Notes or the 2005 Senior Notes, as the case may be, subject to such amendment.

No failure or delay by the Collateral Agent or the Holders in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. Except as set forth in clause (c) above, the Company’s consent is not required to amend any provision of this Agreement.

5.04 Releases of Collateral. The parties hereto agree that the Collateral Agent shall release (and hereby authorize the Collateral Agent to release) all or any portion of the Collateral (other than in connection with the exercise of its rights and remedies pursuant to Section 2.04) upon the receipt by the Collateral Agent of a written notice from the Required Holders stating that the Required Holders have approved the release of all of the Collateral or such portion of the Collateral specified in such notice. Upon receipt of such written notice, the Collateral Agent shall, at the Company’s expense, execute and deliver such releases of its security interest in, or Lien on, such Collateral to be released, and provide a copy of such releases to the Holders. Notwithstanding the foregoing, the parties hereto agree that the Collateral Agent shall release all of the Collateral without the written approval of the Required Holders in accordance with Sections 20 and 21 of the Security Agreement.

5.05 Successors and Assigns. This Agreement and the Security Agreement shall be binding upon and inure to the benefit of the Holders and the Collateral Agent and their respective successors and permitted assigns, except that no Person other than a Holder (including any Person which becomes a holder of Senior Notes after the date hereof) and the Collateral Agent (including any Person which becomes a successor Collateral Agent pursuant to Section 4.04) shall have any rights and remedies under this Agreement or the Security Agreement. Any purported assignment that does not comply with the Security Agreement shall be null and void. Subject to the foregoing limitations, all references in this Agreement to any Person shall be deemed to include all successors and permitted assigns of such Person.

5.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

5.07 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK.

5.08 Merger. This Agreement, the Security Agreement and the Senior Notes supersede all prior agreements, written or oral, among the parties with respect to the subject matter of such agreements.

5.09 Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any applicable Governmental Rule of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the Governmental Rules of any other jurisdiction shall in any way be affected or impaired thereby.

5.10 Jury Trial. EACH OF THE COLLATERAL AGENT AND THE HOLDERS TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF THE COLLATERAL AGENT AND THE HOLDERS HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COLLATERAL AGENT AND THE HOLDERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

5.11 Final Agreement. The written documents, agreements and instruments referred to above represent the final agreements between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

THE BANK OF NEW YORK, as the Collateral Agent

By:
Name:
Title:

COMPANY:

INSITE VISION INCORPORATED

By:
Name:
Title:

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THE UNDERSIGNED HEREBY ACKNOWLEDGE AND CONSENT TO THE FOREGOING AND EXPRESSLY ACKNOWLEDGE AND AGREE THAT PAYMENTS MADE TO ANY SECURED PARTY THAT CONSTITUTE COLLATERAL PROCEEDS OR SETOFF PROCEEDS SHALL BE DEEMED TO SATISFY OBLIGATIONS OWED TO SUCH SECURED PARTY ONLY TO THE EXTENT APPLIED TO SATISFY SUCH OBLIGATIONS IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT:

[HOLDER NAME]

By: [Holder Name]

By: ____________________________
Name: [_____________________]
Title: [_____________________]

Notice Address:

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Exhibit A

Glossary

“Collateral” has the meaning given to that term in Recital E of this Agreement.

“Collateral Agent” has the meaning given to that term in the introductory paragraph of this Agreement.

“Collateral Agent Fee Letter” means the Fee Schedule dated December 29, 2005 from the Collateral Agent addressed to the Company with respect to the collateral agent fee to be paid from the Company to the Collateral Agent.

“Company” has the meaning given to that term in Recital A to this Agreement.

“Direction Notice” has the meaning given to that term in Section 2.04 of this Agreement.

“Distributee” has the meaning given to that term in Section 3.03 of this Agreement.

“Distributor” has the meaning given to that term in Section 3.03 of this Agreement.

“Event of Default” means any event of default, event of acceleration or other event which upon the occurrence thereof the obligations thereunder may be accelerated or become payable upon demand, pursuant to the 2003 Senior Notes or the 2005 Senior Notes.

“Governmental Authorization” means any permit, license, registration, approval, finding of suitability, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority.

“Governmental Rule” means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization guidelines, policy or similar form of decision of any Governmental Authority.

“Holders” has the meaning given to that term in the introductory paragraph of this Agreement.

“Required Holders” means, at any time, the holders of greater than 50% in principal amount of the 2003 Senior Notes at the time outstanding and the 2005 Senior Notes at the time outstanding, collectively.

“Security Agreement” has the meaning given to that term in Recital A of this Agreement.

“Obligations” has the meaning given to that term in Recital B to this Agreement.

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“Other Collateral Proceeds” has the meaning given to that term in Section 3.01(b)(i) of this Agreement.

“Other Collateral Proceeds Account” has the meaning given to that term in Section 3.01(a) of this Agreement.

“Proceeds” has the meaning given to that term in Section 3.01(b) of this Agreement.

“Senior Notes” has the meaning given to that term in Recital A to this Agreement.

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